Exhibit 99.1

comScore, Inc. Reports Third Quarter 2014 Results

Strong Performance Reflects Continued Business Momentum
RESTON, VA - October 28, 2014 - comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the third quarter 2014.
Third Quarter 2014
comScore achieved record quarterly revenue of $82.1 million. GAAP loss before income taxes was $5.8 million; and GAAP net loss was $3.3 million, or $(0.10) per basic and diluted share, which primarily reflects an impairment charge of $6.9 million related to our mobile operator analytics division. Excluding the impairment charge, pro forma income before income taxes would have been $1.1 million.
Third quarter and year to date 2014 metrics compared to results for the third quarter and year to date in the prior year* were as follows:

•	Third quarter revenues of $82.1 million, up 15% from a year ago.

•	Third quarter adjusted EBITDA of $19.1 million, up 17% from a year ago.

•	Third quarter adjusted EBITDA margin was 23% of revenue, unchanged from a year ago.

•	Year to date revenues of $239.0 million, up 14% from the same period in 2013 on both a GAAP and pro forma basis*.

•	Year to date adjusted EBITDA of $51.3 million, up 19% from the same period in 2013 on a pro forma basis*.
* comScore divested its Non-Health Copy Testing and Configuration Manager products in March 2013. All year-to-date 2013 pro forma growth rates included in the foregoing reflect adjustments to exclude the company's Non-Health Copy Testing and Configuration Manager products for the purposes of consistent presentation and are based on management's estimates of the revenue and results of operations of such products. See Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, non-GAAP Income and Adjusted EBITDA set forth in the attachment to this press release.

Serge Matta, comScore’s chief executive officer, said, “comScore delivered continued strong performance in the third quarter both on revenue and EBITDA. Our strategic partnerships with Yahoo and Google are progressing on schedule. I’m pleased to announce that our vCE service with Google has gone live, and the top three agency holding companies have agreed to utilize vCE in DoubleClick. We have also finalized new partnerships with Pandora and Datalogix, that will further enhance the solutions we offer clients, and we’ll shortly be introducing vCE 2.0 to new international markets. Finally, we have a signed letter of intent to divest our mobile operator business unit, sharpening our focus on products and segments with the most attractive growth and margin expansion opportunities. We’ve positioned comScore for success with a product and technology portfolio that leverages key industry megatrends and makes audiences and advertising more valuable to our growing client base.”

Third Quarter 2014 Supplemental Financial and Business Information
(dollars in millions)
(unaudited)

	3Q14	3Q13	Change
Subscription Revenue	$74.1	$62.5	18.6%
Project Revenue	$8.0	$9.1	(12.1)%
Existing Customer Revenue	$75.3	$64.5	16.7%
New Customer Revenue	$6.8	$7.1	(4.2)%
International Revenue	$25.1	$21.3	17.8%
Customer Count	2,503	2,296	9.0%

Financial Outlook
comScore's expectations for the fourth quarter of 2014 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's mobile operator analytics division.

GAAP revenue from continuing operations*	$83.0 million to $88.5 million

GAAP income before income taxes from continuing operations*	$0.4 million to $3.4 million

Adjusted EBITDA**	$17.5 million to $20.5 million

Estimated fully-diluted shares	34.6 million
comScore's expectations for full year 2014 are outlined in the table below. All amounts indicated expressly exclude the anticipated effects of comScore's mobile operator analytics division.

GAAP revenue from continuing operations*	$319.0 million to $324.5 million

GAAP income before income taxes from continuing operations*	$3.4 million to $6.4 million

Adjusted EBITDA**	$72.2 million to $75.2 million

Estimated fully-diluted shares	34.4 million

*	Assumes divestiture or discontinuation of mobile operator analytics division during the fourth quarter of 2014
**	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.
Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP Income (loss) before income taxes from continuing operations is set forth in the attachment to this press release.
Given the discussion herein regarding our non-health copy testing and configuration manager products, which we disposed of in 2013, we are also providing Non-GAAP pro forma revenue and pro forma Adjusted EBITDA reconciliations for the corresponding prior periods that exclude this business in the attachments to this press release.
Conference Call Information
Management will provide commentary on the company's results in a conference call on Tuesday, October 28 at 8:30 a.m. ET.
The conference call and replay can be accessed by telephone and webcast as follows:
Call-in Number: 888-713-4218, Pass code 95603534
(International) 617-213-4870, Pass code 95603534
Replay Number: 888-286-8010, Pass code 29204260
(International) 617-801-6888, Pass code 29204260
Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.

Non-GAAP Financial Measures
comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore's performance, as it excludes non-cash and other charges that many investors believe may obscure comScore's on-going operating results.
For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other infrequently occurring items, non-cash deferred tax provision and litigation and related settlement costs. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Year to date 2013 Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Year to date 2013 adjusted pro forma EBITDA also excludes the estimated effects of operations related to Non-Health Copy Testing and Configuration Manager products.
The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings. In addition, the company believes that adjusting for the pro forma effect of the sale of the company's non-health copy testing products in March 2013 promotes better comparability of the company's financial statements.
Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.
These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.
Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore's expectations as to adoption of products and services by customers, including vCE; expectations regarding continued growth of its customer base; expectations as to the company's strategy, market position, growth in revenue and margin expansion, impact and financial benefits of certain products, including vCE; expectations as to new product releases; expectations as to comScore's performance with respect to and the benefits of comScore’s partnerships; expectations regarding the results of litigation and the potential settlement thereof; expectations regarding the disposal or discontinuation of comScore's mobile operator operations, including the related financial effects thereof; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the fourth quarter and full year of 2014 and beyond. These statements involve risks and uncertainties that could cause comScore's actual results to differ materially, including, but not limited to: comScore's ability to generate strong revenue and margin growth in future periods; comScore's ability to sell new or additional products and attract new customers; comScore's ability to develop new products; comScore's ability to sell additional subscription-based products to customers; comScore’s dependence on key partnership arrangements, comScore's ability to sell additional products and services to existing customers; comScore's ability to successfully dispose of its mobile operator operations; and the volatility of quarterly results and expectations.
For a detailed discussion of these and other risk factors, please refer to comScore's Annual Report on Form 10-K for the year ended December 31, 2013, comScore's most recent Quarterly Report on Form 10-Q and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov ).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:
Melvin Wesley, III
Chief Financial Officer
comScore, Inc.
(703) 438-2305
mwesley@comscore.com

comScore, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$82,136	$71,606	$239,048	$210,365
Cost of revenue (excludes amortization of intangible assets) (1)	24,491	21,603	71,164	65,767
Selling and marketing (1)	26,125	24,255	78,791	74,204
Research and development (1)	13,784	10,441	39,192	30,467
General and administrative (1)	14,966	12,492	42,952	32,742
Amortization of intangible assets	1,912	1,956	5,786	6,043
Impairment of intangible assets	6,942	—	6,942	—
Gain on asset disposition	—	(4)	—	(214)
Settlement of litigation, net	(80)	—	2,780	(1,160)
Total expenses from operations	88,140	70,743	247,607	207,849
Income (loss) from operations	(6,004)	863	(8,559)	2,516
Interest and other expense, net	(382)	(238)	(889)	(570)
Gain (loss) from foreign currency	570	82	253	(165)
Income (loss) before income tax provision	(5,816)	707	(9,195)	1,781
Income tax benefit (provision)	2,555	(789)	1,952	(4,284)
Net loss	$(3,261)	$(82)	$(7,243)	$(2,503)
Net income (loss) per common share:
Basic	$(0.10)	$0.00	$(0.22)	$(0.07)
Diluted	$(0.10)	$0.00	$(0.22)	$(0.07)
Weighted-average number of shares used in per share calculation - common stock:
Basic	33,502,533	34,502,456	33,550,933	34,417,609
Diluted	33,502,533	34,502,456	33,550,933	34,417,609

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenue	$944	$887	$2,671	$2,435
Selling and marketing	$3,128	$2,487	$9,191	$8,519
Research and development	$999	$947	$2,580	$2,163
General and administrative	$5,088	$2,922	$12,000	$6,271

comScore, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$39,610	$67,795
Accounts receivable, net of allowances of $2,259 and $1,667, respectively	80,804	90,040
Prepaid expenses and other current assets	24,688	10,162
Deferred tax assets	13,916	10,802
Total current assets	159,018	178,799
Property and equipment, net	41,751	37,995
Other non-current assets	1,051	1,123
Long-term deferred tax assets	11,923	9,244
Intangible assets, net	20,302	32,938
Goodwill	104,596	103,314
Total assets	$338,641	$363,413
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,993	$3,378
Accrued expenses	46,794	33,472
Deferred revenue	79,539	86,607
Deferred rent	1,877	1,155
Deferred tax liabilities	10	10
Capital lease obligations	12,592	10,351
Total current liabilities	146,805	134,973
Deferred rent, long-term	10,066	11,747
Deferred revenue, long-term	2,565	2,859
Deferred tax liabilities, long-term	549	595
Capital lease obligations, long-term	13,039	13,330
Other long-term liabilities	990	1,107
Total liabilities	174,014	164,611
Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	307,655	293,322
Accumulated other comprehensive income	(2,653)	1,726
Accumulated deficit	(90,416)	(83,173)
Treasury stock	(49,995)	(13,109)
Total stockholders’ equity	164,627	198,802
Total liabilities and stockholders’ equity	$338,641	$363,413

* Information derived from the audited Consolidated Financial Statements

comScore, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Nine Months Ended September 30,
	2014	2013
	(unaudited)
Operating activities:
Net loss	$(7,243)	$(2,503)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	13,185	12,120
Amortization of intangible assets	5,786	6,043
Impairment of intangible assets	6,942	—
Provision for bad debts	2,223	596
Stock-based compensation	26,442	19,388
Amortization of deferred rent	(974)	(122)
Deferred tax (benefit) provision	(6,113)	2,894
Gain on asset disposition	153	(228)
Changes in operating assets and liabilities:
Accounts receivable	6,084	1,585
Prepaid expenses and other current assets	(14,736)	622
Accounts payable, accrued expenses, and other liabilities	16,487	3,783
Deferred revenue	(6,252)	(7,003)
Deferred rent	36	1,637
Net cash provided by operating activities	42,020	38,812
Investing activities:
Acquisitions, net of cash acquired	(4,043)	—
Proceeds from asset disposition, net	—	160
Purchase of property and equipment	(6,562)	(3,560)
Net cash used in investing activities	(10,605)	(3,400)
Financing activities:
Proceeds from the exercise of common stock options	81	189
Repurchase of common stock (withholding taxes)	(14,458)	(8,643)
Repurchase of common stock (treasury shares)	(36,886)	(496)
Excess tax benefits from stock based compensation	2,229	—
Principal payments on capital lease obligations	(8,706)	(7,327)
Proceeds from financing arrangements	—	3,952
Principal payments on financing arrangements	—	(3,952)
Debt issuance costs	—	(479)
Net cash used in financing activities	(57,740)	(16,756)
Effect of exchange rate changes on cash	(1,860)	(626)
Net (decrease) increase in cash and cash equivalents	(28,185)	18,030
Cash and cash equivalents at beginning of period	67,795	61,764
Cash and cash equivalents at end of period	$39,610	$79,794

Reconciliation of Revenue and Income before Income Taxes to Non-GAAP Revenue, Non-GAAP Net Income and Adjusted EBITDA
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$82,136	$71,606	$239,048	$210,365
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	—	—	(1,330)
Non-GAAP Revenue (1)	$82,136	$71,606	$239,048	$209,035

Income (loss) before income taxes	$(5,816)	$707	$(9,195)	$1,781
Deferred tax benefit (provision)	$4,681	$(192)	$6,113	$(2,894)
Current tax provision	(2,126)	(597)	(4,161)	(1,390)
Net loss	(3,261)	(82)	(7,243)	(2,503)
Amortization of intangible assets	1,912	1,956	5,786	6,043
Impairment of intangible assets	6,942	—	6,942	—
Stock-based compensation	10,159	7,243	26,442	19,388
Costs related to acquisitions, restructuring and other infrequently occurring items	997	2,247	4,433	4,591
Settlement of litigation, net	(80)	—	2,780	(1,160)
Gain on asset disposition	—	—	—	(210)
Adjustment to exclude non-Health Copy-Testing and Configuration Manager products	—	—	—	(170)
Non-cash portion of current tax provision related to excess tax benefits from stock based compensation (2)	1,047	—	2,228	—
Deferred tax (benefit) provision	(4,681)	192	(6,113)	2,894
Non-GAAP net income (1)	13,035	11,556	35,255	28,873
Current tax provision, excluding non-cash portion	1,079	597	1,933	1,390
Depreciation	4,622	3,964	13,185	12,120
Interest and other expense, net	382	238	889	570
Adjusted EBITDA (1)	$19,118	$16,355	$51,262	$42,953
Adjusted EBITDA margin (%)	23%	23%	21%	21%

EPS (diluted)	$(0.10)	$0.00	$(0.22)	$(0.07)
Non-GAAP EPS (diluted)	$0.38	$0.32	$1.02	$0.80

Weighted - average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	33,502,533	34,502,456	33,550,933	34,417,609
Non-GAAP EPS (diluted)	34,525,935	35,923,026	34,685,638	35,920,398

(1) comScore divested its Non-Health Copy Testing and Configuration Manager Products in March 2013. All year-to-date 2013 amounts include adjustments to exclude Non-Health Copy Testing and Configuration Manager products and are based on management’s estimates of the revenue and results of operations of such products.
(2) Included in the tax provision for the three and nine months ended September 30, 2014 was $1.0 million and $2.2 million, respectively, of non-cash current tax expense related to excess tax benefits from stock based compensation.

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net cash provided by operating activities	$13,680	$1,830	$42,020	$38,812
Purchase of property and equipment	(1,871)	(1,245)	(6,562)	(3,560)
Free cash flow	$11,809	$585	$35,458	$35,252

Revenue and Reconciliation of Income before Income Taxes to Adjusted EBITDA (Guidance)
(dollars in thousands)
Forecasted amounts for the three and twelve month periods ending December 31, 2014 are based on the mid-points of the range of guidance provided herein (1)

	Three Months Ended December 31,		Full Year December 31,
	2014	2013	2014		2013
	(unaudited)		(unaudited)

Revenue	$85,800 (1)	$74,814 (1)	$321,800	(1)	$274,922 (1)

Income before income taxes	1,900	1,914	$4,900		5,804
Amortization of intangible assets	1,500	1,483	6,000		6,233
Stock-based compensation	9,500	7,590	35,600		26,322
Costs related to acquisitions, restructuring and other infrequently occurring items	900	2,424	5,600		6,864
Settlement of litigation, net	(100)	—	2,700		(1,360)
Gain on ARS disposition	—	(200)	—		(214)
Depreciation	4,900	4,595	17,700		16,525
Interest and other expense, net	400	368	1,200		938
Adjusted EBITDA	$19,000 (1)	$18,174 (1)	$73,700	(1)	$61,112 (1)
Adjusted EBITDA margin (%)	22%	24%	23%		22%

Estimated Q4 2014 and full year 2014 non-GAAP (Diluted) share count is 34.6M and 34.4M, respectively.

(1) The three and twelve month periods ending December 31, 2014 and 2013 have been adjusted to exclude the results of operations from the mobile operator analytics division. In addition, the twelve month period ending December 31, 2013 has been adjusted to exclude the results of operations from the Non-Health Copy-Testing and Configuration Manager products activity which was disposed of during the first quarter of 2013.

GAAP pre-tax Reconciliation of Revenue and Adjusted EBITDA to Pro Forma Revenue and Pro Forma Adjusted EBITDA (1)
(dollars in thousands)

	Three Months Ended December 31,
	2014				2013
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjustment to Exclude Mobile Operator Analytics Division (4)	Pro Forma	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjustment to Exclude Mobile Operator Analytics Division (4)	Pro Forma

Revenue	$87,300	—	(1,500)	$85,800	$76,495	—	(1,681)	$74,814
Adjusted EBITDA(2)	$18,500	—	500	$19,000	$17,122	—	1,052	$18,174
Adjusted EBITDA margin (%)	21%	n/a	(33)%	22%	22%	n/a	(63)%	24%

	Twelve Months Ended December 31,
	2014				2013
	(unaudited)
	Pre-Adjusted	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjustment to Exclude Mobile Operator Analytics Division (4)	Pro Forma	As Reported	Adjustment to Exclude non-Health Copy Testing and Configuration Manager Products (3)	Adjustment to Exclude Mobile Operator Analytics Division (4)	Pro Forma

Revenue	$326,314	—	(4,514)	$321,800	$286,860	(1,330)	(10,608)	$274,922
Adjusted EBITDA(2)	$69,788	—	3,912	$73,700	$60,241	(170)	1,041	$61,112
Adjusted EBITDA margin (%)	21%	n/a	(87)%	23%	21%	13%	(10)%	22%

(1) Pro forma revenue and pro forma Adjusted EBTIDA are adjusted to exclude the company’s Non-Health Copy Testing and Configuration Manager products, as well as its mobile operator analytics division.
(2) See reconciliation of Adjusted EBITDA.
(3) Adjustments to exclude the Non-Health Copy Testing and Configuration Manager products are based on management’s estimates of the revenue and results of operations of such products during 2013.
(4) Adjustments exclude the Mobile Operator Analytics Division are based on management's estimates of the revenue and results of operations of that division during 2013 and 2014.

Reconciliation of GAAP Loss Before Income Taxes to Pro Forma Income Before Income Taxes, excluding the Impairment Charge

Three months ended September 30,
2014

GAAP loss before income taxes	$(5,816)
Impairment charge	6,942
Pro Forma income before income taxes, excluding the impairment charge	$1,126